20


                         				INDIVIDUAL,  INC.                     Exhibit 11
                       COMPUTATION OF WEIGHTED AVERAGE SHARES
                      USED IN COMPUTING LOSS PER SHARE AMOUNTS



                                                                       Primary      Fully Diluted   Supplemental
Type of Security                                                        Shares          Shares       Shares (1)
------------------------------------------------------------------  --------------  --------------  -------------
FOR THE THREE MONTHS ENDED JUNE 30, 1996:
   Common stock less shares held in treasury, beginning of period.     13,264,725      13,264,725     13,264,725
   Weighted average common stock issued during the period. . . . .        466,468         466,468        466,468
   Weighted average treasury stock repurchased during the period .           (404)           (404)          (404)
                                                                    --------------  --------------  -------------
        Weighted average shares of common stock outstanding. . . .     13,730,789      13,730,789     13,730,789
                                                                    ==============  ==============  =============
        Net loss per common share. . . . . . . . . . . . . . . . .         ($2.78)         ($2.78)        ($2.78)
                                                                    ==============  ==============  =============

FOR THE THREE MONTHS ENDED JUNE 30, 1997:
   Common stock less shares held in treasury, beginning of period.     15,946,582      15,946,582     15,946,582
   Weighted average common stock issued during the period. . . . .         29,608          29,608         29,608
     Weighted average shares of common stock outstanding . . . . .     15,976,190      15,976,190     15,976,190
                                                                    ==============  ==============  =============
     Net loss per common share . . . . . . . . . . . . . . . . . .         ($0.37)         ($0.37)        ($0.37)
                                                                    ==============  ==============  =============

                                                             								  Primary       Fully Diluted   Supplemental
  Type of Security . . . . . . . . . . . . . . . . . . . . . . . . .   Shares          Shares          Shares (1)
------------------------------------------------------------------  --------------  --------------  -------------

FOR THE SIX MONTHS ENDED JUNE 30, 1996:
   Common stock less shares held in treasury, beginning of period.      2,813,035       2,813,035      2,813,035
   Weighted average common stock issued during the period. . . . .      1,901,327       1,901,327      1,901,327
   Weighted average treasury stock repurchased during the period .           (801)           (801)          (801)
   Conversion of preferred stock and redeemable preferred stock
      into common stock (1). . . . . . . . . . . . . . . . . . . .      4,273,470       4,273,470      7,625,210
                                                                    --------------  --------------  -------------
        Weighted average shares of common stock outstanding. . . .      8,987,030       8,987,030     12,338,771
                                                                    ==============  ==============  =============
        Net loss per common share. . . . . . . . . . . . . . . . .         ($4.51)         ($4.51)        ($3.29)
                                                                    ==============  ==============  =============

FOR THE SIX MONTHS ENDED JUNE 30, 1997:
   Common stock less shares held in treasury, beginning of period.     15,689,633      15,689,633     15,689,633
   Weighted average common stock issued during the period. . . . .        228,016         228,016        228,016
     Weighted average shares of common stock outstanding . . . . .     15,917,649      15,917,649     15,917,649
                                                                    ==============  ==============  =============
     Net loss per common share . . . . . . . . . . . . . . . . . .         ($0.67)         ($0.67)        ($0.67)
                                                                    ==============  ==============  =============

(1)    Upon  completion  of  the  public  offering  on  March  20,  1996,  the  redeemable  preferred  stock
and  preferred  stock  converted  to  7,625,210  shares  of  common  stock.    Accordingly,  the  supplemental
earnings  per  share  calculation  has  assumed  the  conversion  of  all  shares  of  redeemable preferred stock and  preferred  stock,  effected  for  the  3-for-2  split,  at  the  beginning  of  each  period  presented.
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